UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2016
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)

(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders

On May 17, 2016, at the Progress Software Corporation (the “Company”) 2016 Annual Meeting of Stockholders, the Company’s stockholders voted on the following four matters and cast their votes as described below:

(1)	The election of seven members to the Board of Directors to serve until the Company’s next annual meeting of stockholders;

(2)	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2015;

(3)	The approval of an increase in the number of shares authorized for issuance under the 1991 Employee Stock Purchase Plan, as amended; and

(4)	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016.
The following is a summary of the voting results for each matter presented to the stockholders:
Proposal 1 - Election of Directors:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Barry N. Bycoff	42,380,430	640,323	4,580,761
John R. Egan	41,498,910	1,521,843	4,580,761
Ram Gupta	42,365,382	655,371	4,580,761
Charles F. Kane	40,331,200	2,689,553	4,580,761
David A. Krall	42,402,491	618,262	4,580,761
Michael L. Mark	42,323,327	697,426	4,580,761
Philip M. Pead	42,406,723	614,030	4,580,761

Proposal 2 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2015:

For	Against	Abstain	Broker Non-Votes
42,562,026	395,234	63,493	4,580,761
Proposal 3 - Approval of an increase in the number of shares authorized for issuance under the 1991 Employee Stock Purchase Plan, as amended:

For	Against	Abstain	Broker Non-Votes
42,574,014	439,292	7,447	4,580,761

Proposal 4 - The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

For	Against	Abstain
47,467,199	129,328	4,987

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016	Progress Software Corporation
	By:	/s/Stephen H. Faberman
Stephen H. Faberman
Chief Legal Counsel